UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               ------------------

                                    FORM 8-K

                               ------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported): October 5, 2000


                               -------------------

                           Commission File No. 0-18387

                               -------------------


                       PEGASUS AIRCRAFT PARTNERS II, L.P.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1111757
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900



                       This document consists of 3 pages.

Item 5.  Other Events.

         Due  to  Aeromexico's   decision  not  to  extend  the  leases  on  the
Partnership's two DC-9s for two years, the Partnership has suspended its quarterly cash distribution for at least the quarter ending September 30, 2000 (payable in October, 2000) in order to have sufficient resources to fund the conversion of the DC 10-10 to a freighter configuration for Emery Worldwide. Aeromexico extended a lease for 8 months in one case and 10 months in the other. As previously reported, if Aeromexico had extended the two leases for 24 months each, the current loan facility would have increased by $5 million to $30 million thereby providing additional funds for the DC 10-10 conversion.

         The Partnership's ability to resume regular distributions, and the timing and amount of all future Partnership distributions, will be dependent on the Partnership's results of operations in the current and future quarters.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  PEGASUS AIRCRAFT PARTNERS II, L.P.
                                  (Registrant)
                                  By:    Air Transport Leasing, Inc.
                                         Administrative General Partner





           October 5, 2000               By:  /S/Clifford B. Wattley
        ---------------------                 ----------------------
                                              Clifford B. Wattley
                                              President and Director